Exhibit 23.1
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                         CONSENT OF INDEPENDENT AUDITORS





We hereby consent to the use in this Registration Statement on Form S-2 and related prospectus for the registration of 427,397 shares of common stock filed by Nestor, Inc. of our report dated March 16, 2004, relating to the financial statements and schedule which appear in Nestor, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading "Experts" in such Form S-2 Registration Statement.





Carlin, Charron & Rosen, LLP
Providence, Rhode Island


June 30, 2004